Exhibit 10.33

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

NOTE

Principal Amount: $150,000.00

Issue Date: October 16, 2023

FOR VALUE RECEIVED PISH POSH INC., a Delaware corporation, having its principal place of business at 1915 Swarthmore Ave Lakewood NJ 08701 (hereinafter called “Issuer”), hereby promises to pay to the order of Moshe Hartstein maintaining an address at 9 Dolson Road, Monsey NY 10952 (“Holder”) without demand, the sum of one hundred fifty thousand dollars ($150,000.00) (“Principal Amount”) as described below.

ARTICLE I

GENERAL PROVISIONS

1.1            Interest Rate. Interest shall accrue on this Note at the annual rate of five percent (5%) per annum. After Event of Default at the rate of twelve percent (12%) per annum.

1.2            Maturity Date. Principal and all unpaid interest owed hereunder shall be due and payable on the earlier of (i) December 15, 2023, or (ii) three business days after the sale of all the Financed Inventory (the “Maturity Date”).

1.3            Note Series. This Note is one of a series of notes (such other notes the “Other Notes”) in aggregate principal amount of up to $800,000.00 issued by the Issuer on the Issue Date and thereafter to other holders (the holders of the Other Notes the “Other Holders”).

1.4            Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any Other Note unless the same consideration is also offered to all of the Holder of this Note and all the Other Holders holding the Other Notes.

1.5            Use of proceeds. The proceeds of this note and the Other Notes shall be used solely for the purposes of purchasing inventory for sale during the 2023 winter season (“Financed Inventory”). Upon each purchase of any portion of the Financed Inventory, the Borrower shall provide the Holder with a notice identifying such Financed Inventory. The proceeds of any sales of Financed Inventory shall be reserved to pay amounts owed on this Note and the Other Notes.

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ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) occurring after Issue Date, shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

2.1            Failure to Pay Principal or Interest. The Issuer fails to make any payment due under this Note.

2.2            Receiver or Trustee. Issuer shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.3            Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Issuer or any of its property or other assets for more than $50,000 in excess of the Issuer insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

2.4            Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Issuer.

2.5            Material Default. A default shall occur on any other note or debt owed by Issuer in excess of $50,000.

2.6            Cross Default. A default shall occur on any other note or debt owed by Issuer to Holder or a default under any other agreement between the Issuer and Holder.

2.7            Other Notes. A default under any Other Note.

ARTICLE III

MISCELLANEOUS

3.1            Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2            Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Issuer to: to the name, address and facsimile number set forth on the front page of this Note, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

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3.3            Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may only be amended by an instrument executed by both the Holder and Issuer.

3.4            Assignability. This Note shall be binding upon the Issuer and their successors and assigns and shall inure to the benefit of the Holder and their successors and assigns. The Issuer may not assign its obligations under this Note without the consent of the Holder.

3.5            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note must be brought only in the Federal or state courts located in New York, New York. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

3.6            Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Issuer to the Holder and thus refunded to the Issuer. To the extent it may lawfully do so, the Issuer hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Holder in order to enforce any right or remedy hereunder. Notwithstanding any provision to the contrary contained in herein, it is expressly agreed and provided that the total liability of the Issuer hereunder for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Issuer may be obligated to pay hereunder exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable hereunder is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable hereunder from the Issue Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Issuer to Holder with respect to indebtedness evidenced hereby, such excess shall be applied by Holder to the unpaid principal balance of any such indebtedness or be refunded to the Issuer, the manner of handling such excess to be at Holder’s election.

3.7            Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Nevada, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

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3.8            Facsimile Signature. In the event that the Issuer’ signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Issuer with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, Issuer has signed this Note as of date written above.

PISH POSH INC.

By:
Its:

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